EXHIBIT 24
                                                                      ----------



                                POWER OF ATTORNEY


State of New York       )
                        )SS.
County of New York      )



         KNOW ALL PERSONS BY THESE PRESENTS, that D. Pike Aloian, an individual residing at 14 Dorchester Road, Darien, CT 06820, does hereby nominate, constitute and appoint James E. Quigley 3rd, his true and lawful attorney-in-fact, for him, in his name, place and stead, in the sole discretion of any such attorney-in-fact, to prepare, or cause the preparation by other appropriate persons of, and to execute and deliver on behalf of him, in connection with any securities of Brandywine Realty Trust, any Statement of Beneficial Ownership or successor form under Section 16 of the Securities Exchange Act of 1934, as amended, and to file the same, with all other documents in connection therewith, in each case, with the Securities and Exchange Commission, and generally do all such things in his name and on his behalf in connection therewith consistent with the provisions of the Securities Act of 1934, as amended, and all requirements of the Securities and Exchange Commission, and to take any and all other action, as any such attorney-in-fact may deem necessary or desirable in connection therewith.

         D. Pike Aloian hereby ratifies and confirms the execution, delivery and performance (whether before or after the date hereof) of the above-mentioned instruments or other documents by the attorney-in-fact and all that the attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         D. Pike Aloian hereby agrees that no person or other entity dealing with the attorney-in-fact shall be bound to inquire into such attorney-in-fact's power and authority hereunder and any such person or entity shall be fully protected in relying on such power of authority.

         This Power of Attorney shall be governed and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law.

         Executed as of this 15th day of December, 2003.



                                        /s/ D. Pike Aloian
                                        ---------------------------------
                                        D. Pike Aloian

                        CERTIFICATE OF ACKNOWLEDGMENT OF
                                  NOTARY PUBLIC

State of New York       )
                        )SS.
County of New York      )


         On December 15 2003 before me, MARILOU P. REVENTAR
              [INSERT DATE]             [HERE INSERT NAME AND TITLE OF NOTARY]

         personally appeared

         D. PIKE ALOIAN
         ----------------------------------------------------------------------

         [X]      personally known to me, or
         [X]      proved to me on the basis of satisfactory evidence to be the person( s) whose name(s) is/are

subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

         Signature  /s/ MARILOU P. REVENTAR                     [SEAL]
                    ---------------------------------

                        MARILOU P. REVENTAR
                        Notary Public, State of New York
                        No. 31-4994048
                        Qualified in New York County
                        Commission Expires July 30, 2006